Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Amendment No. 3, of our report dated February 8, 2011, except for Note 14, as to which the date is September 12, 2011 of Mainstream Entertainment, Inc. relating to the financial statements as of September 30, 2010 and 2009 and for the period from inception to September 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 19, 2011